Exhibit 20.1
Nissan Auto Receivables 2005-C
Servicer's Certificate
for the month of December 2005

Collection Period	Dec-05	30/360 Days	30
Distribution Date	17-Jan-06	Actual/360 Days	33

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,407,856,567.66	1,281,709,967.77	1,240,073,413.68	0.880824
Total Securities		1,407,856,567.66	1,281,709,967.77	1,240,073,413.68	0.880824
Class A-1 Notes	3.86100%	359,000,000.00	232,853,400.11	191,216,846.02	0.532637
Class A-2 Notes	4.14000%	304,000,000.00	304,000,000.00	304,000,000.00	1.000000
Class A-3 Notes	4.19000%	433,000,000.00	433,000,000.00	433,000,000.00	1.000000
Class A-4 Notes	4.31000%	241,464,000.00	241,464,000.00	241,464,000.00	1.000000
Certificates	0.00000%	70,392,567.66	70,392,567.66	70,392,567.66	1.000000

	Principal Payment	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	41,636,554.09	824,126.40	115.9792593	2.2956167
Class A-2 Notes	0.00	1,048,800.00	-	3.4500000
Class A-3 Notes	0.00	1,511,891.67	-	3.4916667
Class A-4 Notes	0.00	867,258.20	-	3.5916667
Certificates	0.00	0.00	-	-
Total Securities	41,636,554.09	4,252,076.27

I. COLLECTIONS

Interest:
Interest Collections		3,383,519.12
Repurchased Loan Proceeds Related to Interest		0.00
Total Interest Collections		3,383,519.12

Principal:
Principal Collections		41,036,816.24
Repurchased Loan Proceeds Related to Principal		0.00
Total Principal Collections		41,036,816.24

Recoveries of Defaulted Receivables		106,653.14
Investment Earnings on Yield Supplement Account		252,951.22
Release from the Yield Supplement Account		3,299,182.57
Servicer Advances		43,236.15

Total Collections		48,122,358.44

II. COLLATERAL POOL BALANCE DATA
	Number	Amount
Pool Balance - Beginning of Period	75,327	1,281,709,967.77
Total Principal Collections		41,036,816.24
Principal Amount of Gross Losses		599,737.85
	74,312	1,240,073,413.68

III. DISTRIBUTIONS

Total Collections		48,122,358.44
Reserve Account Draw		0.00
Total Available for Distribution		48,122,358.44

1. Reimbursement of Advance	1,621.03

2. Servicing Fee:
Servicing Fee Due	1,068,091.64
Servicing Fee Paid	1,068,091.64
Servicing Fee Shortfall	0.00

3. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall	0.00
Class A-1 Notes Interest on Interest Carryover Shortfall	0.00
Class A-1 Notes Monthly Interest Distributable Amount	824,126.40

Class A-1 Notes Monthly Interest Paid	824,126.40
Change in Class A-1 Notes Interest Carryover Shortfall	0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall	0.00
Class A-2 Notes Interest on Interest Carryover Shortfall	0.00
Class A-2 Notes Monthly Interest Distributable Amount	1,048,800.00

Class A-2 Notes Monthly Interest Paid	1,048,800.00
Change in Class A-2 Notes Interest Carryover Shortfall	0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall	0.00
Class A-3 Notes Interest on Interest Carryover Shortfall	0.00
Class A-3 Notes Monthly Interest Distributable Amount	1,511,891.67

Class A-3 Notes Monthly Interest Paid	1,511,891.67
Change in Class A-3 Notes Interest Carryover Shortfall	0.00

Class A-4 Notes Monthly Interest
Class A-4 Notes Interest Carryover Shortfall	0.00
Class A-4 Notes Interest on Interest Carryover Shortfall	0.00
Class A-4 Notes Monthly Interest Distributable Amount	867,258.20

Class A-4 Notes Monthly Interest Paid	867,258.20
Change in Class A-4 Notes Interest Carryover Shortfall	0.00

Total Note Monthly Interest
Total Note Monthly Interest Due	4,252,076.27
Total Note Monthly Interest Paid	4,252,076.27
Total Note Interest Carryover Shortfall	0.00
Change in Total Note Interest Carryover Shortfall	0.00

Total Available for Principal Distribution	42,800,569.50

4. Total Monthly Principal Paid on the Notes	41,636,554.09

Total Noteholders' Principal Carryover Shortfall	0.00
Total Noteholders' Principal Distributable Amount	41,636,554.09
Change in Total Noteholders' Principal Carryover Shortfall	0.00

5. Total Monthly Principal Paid on the Certificates		0.00

Total Certificateholders' Principal Carryover Shortfall		0.00
Total Certificateholders' Principal Distributable Amount		0.00
Change in Total Certificateholders' Principal Carryover Shortfall		0.00

Remaining Available Collections		1,164,015.41
Deposit from Remaining Available Collections to fund Reserve Account		0.00
Remaining Available Collections Released to Seller		1,164,015.41

IV. YIELD SUPPLEMENT ACCOUNT

Beginning Yield Supplement Account Balance		72,665,142.70
Release to Collection Account		3,299,182.57
Ending Yield Supplement Account Balance		69,365,960.13

V. RESERVE ACCOUNT

Initial Reserve Account Amount		7,039,282.84
Required Reserve Account Amount		7,039,282.84
Beginning Reserve Account Balance		7,039,282.84
Ending Reserve Account Balance		7,039,282.84

Reserve Account Triggers	Test Ratio	Actual Ratio	Result
Average Three Period Delinquency Percentage	2.00%	0.12%	Pass
Average Three Period Charge Off Rate	2.75%	0.30%	Pass

Required Reserve Account Amount for Next Period		7,039,282.84

VI. POOL STATISTICS

Weighted Average Coupon		3.20%
Weighted Average Remaining Maturity		47.41

Principal Recoveries of Defaulted Receivables		106,653.14
Principal on Defaulted Receivables		599,737.85
Pool Balance at Beginning of Collection Period		1,281,709,967.77
Net Loss Ratio		0.46%

Net Loss Ratio for Second Preceding Collection Period		0.08%
Net Loss Ratio for Preceding Collection Period		0.36%
Net Loss Ratio for Current Collection Period		0.46%
Average Net Loss Ratio		0.30%

Cumulative Net Losses for all Periods		1,106,100.78

Delinquent Receivables:	Amount	Number
31-60 Days Delinquent	9,292,026.16	498
61-90 Days Delinquent	1,936,235.15	101
91-120 Days Delinquent	641,161.55	30
Total Delinquent Receivables:	11,869,422.86	629
60+ Days Delinquencies as Percentage of Receivables	0.21%	0.18%

Delinquency Ratio for Second Preceding Collection Period		0.07%
Delinquency Ratio for Preceding Collection Period		0.13%
Delinquency Ratio for Current Collection Period		0.18%
Average Delinquency Ratio		0.12%